Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-252089 on Form S-3 and Registration Statement No. 333-261393 on Form S-8 of Spruce Power Holding Corporation of our report dated February 10, 2025, relating to the abbreviated financial statements of the Residential Solar Portfolio of New Jersey Resources Corporation appearing in this Current Report on Form 8-K/A dated February 10, 2025.

/s/ Deloitte & Touche LLP

Morristown, New Jersey February 10, 2025